EXHIBIT 10.42

FIRST AMENDMENT

TO

ANDREW CORPORATION

MANAGEMENT INCENTIVE PROGRAM

WHEREAS, Andrew Corporation (the “Company”) maintains the Andrew Corporation Management Incentive Program (the “Program”); and

WHEREAS, it is now deemed desirable to amend the Program to increase the number of shares authorized for issuance under the Program;

NOW, THEREFORE, by virtue and in exercise of the amending authority reserved to the Board of Directors pursuant to Section 8 of the Program, the Program is hereby amended by deleting the first sentence of Section 4.1 of the Program and substituting the following therefor:

“Subject to Section 4.2, the shares of Common Stock that may be issued or transferred under the Program shall not exceed 8,000,000.”

*         *         *

I, James F. Petelle, as Vice President and Secretary of Andrew Corporation, hereby certify that the foregoing amendment is consistent with resolutions adopted by the Board of Directors on November 14, 2002 and approved by the Company’s stockholders on February 11, 2003 and that such resolutions have not been changed or rescinded since such date.

Dated this 12 day of May, 2003.

James F. Petelle
Vice President and Secretary